UNITED   STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2010

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
( Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2010, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) received a deficiency letter (the “Deficiency Letter”) from the NYSE Amex LLC (“AMEX”) stating that, as a result of the Company having stockholders’ equity of less than $2,000,000, losses from continuing operations and net losses in two out of its three most recent fiscal years, the Company is no longer in compliance with Section 1003(a)(i) of the AMEX’s Company Guide (the “Company Guide”).  The Deficiency Letter states that, in order to maintain its AMEX listing, the Company must submit a plan of compliance (the “Plan”), by October 22, 2010, advising the AMEX of actions the Company has taken, or will take, to regain compliance with Section 1003(a)(i) of the Company Guide by no later than March 22, 2012.  The Company has contacted AMEX to confirm the Company’s receipt of the Deficiency Letter and its intention to submit the Plan.

Pursuant to the Deficiency Letter, if the AMEX determines that the Company has made a reasonable demonstration in the Plan of an ability to regain compliance with the continued listing standards by March 22, 2012, the AMEX will accept the Plan.  If the AMEX does not accept the Plan, or the Company does not make adequate progress and complete the actions outlined in the Plan by March 22, 2012, the AMEX will initiate delisting proceedings against the Company.

The Company’s unaudited net loss attributable to stockholders for the six months ended June 30, 2010, was narrowed to $28,837 as compared to an unaudited net loss attributable to stockholders of $6.7 million for the six months ended June 30, 2009.  The Company expects to be profitable for the nine months ending September 30, 2010 and for the full fiscal year ending December 31, 2010.  The Plan that the Company will present to the AMEX will show that the Company projects that within the 18-month plan period its stockholders’ equity will increase to the $2 million level as a result of its internally generated return to profitability.  Should the Company issue equity, whether in a private or public offering during that period, it would accelerate meeting this target.  However, there can be no assurance that the AMEX will find the Plan to be submitted to be acceptable or, even if accepted, that the Company will in fact generate sufficient net profit to achieve the requisite stockholders’ equity threshold.  Therefore, the Company can provide no assurances that it will regain compliance with the AMEX’s continued listing standards, and its failure to do so could result in the delisting of the Company’s common stock from the AMEX.  Until the Company achieves compliance with the AMEX’s requirements, the Company’s stock trading symbol will be appended with the “.BC” extension.

On September 27, 2010, the Company issued a press release announcing receipt of the Deficiency Letter from the AMEX.  A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and the information therein is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: September 27, 2010
	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 27, 2010